                                                                    EXHIBIT 15.1

            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

The Board of Directors and Stockholders
Input/Output, Inc.

Registration Statement No's. 33-54394, 33-46386, 33-50620, 33-85304, 333-14231,
333-24125, 333-80297, 333-80299, 333-36264, 333-49382.

         With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated April 23, 2001 related to our review of interim financial information. Pursuant to Rule 436(c) under the Securities Act of 1933 (the "Act"), such report is not considered part of a registration statement prepared or certified by an accountant within the meanings of Sections 7 and 11 of the Act.


                                                      KPMG LLP


Houston, Texas
May 11, 2001